EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Electro Scientific Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-58292, 33-65477, 333-35927, 333-84552 and 333-88727) on Form S-3 and registration statements (Nos. 2-91731, 33-2623, 33-2624, 33-34098, 33-37148, 33-46970, 33-70584, 33-63705, 333-16485, 333-16487, 333-29513, 333-35917, 333-46443, 333-55060, 333-67356 and 333-88411) on Form S-8 of Electro Scientific Industries, Inc. of our reports dated August 14, 2006, with respect to the consolidated balance sheets of Electro Scientific Industries, Inc. as of June 3, 2006 and May 28, 2005 and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 3, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of June 3, 2006 and the effectiveness of internal control over financial reporting as of June 3, 2006, which reports appear in the June 3, 2006 annual report on Form 10-K of Electro Scientific Industries, Inc.

/s/ KPMG LLP

Portland, Oregon

August 14, 2006